Exhibit 10.26
Amendment to the
UST Inc. 2005 Long-Term Incentive Plan
The UST Inc. 2005 Long-Term Incentive Plan (the “Plan”) is amended effective December 7, 2006, by deleting section 10 of the Plan in its entirety and inserting the following in lieu thereof:

10.	Dilution and Other Adjustments.

If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:

(i)	the number and type of securities (or other property) with respect to which Awards may be granted;

(ii)	the limitations on the aggregate number of shares of Common Stock that may be awarded to any one single Participant under various Awards;

(iii)	the number and type of securities (or other property) subject to outstanding Awards (provided the number of shares of any class subject to any Award shall always be a whole number); and

(iv)	the terms, conditions or restrictions of outstanding Awards and/or Award Agreements, including but not limited to the grant, exercise or purchase prices with respect to outstanding Awards;

provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code. Any and all such adjustments shall be conclusive and binding for all purposes of the Plan.

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